EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2021-BNK36 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, Rialto Capital Advisors, LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the McDonald's Global HQ Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the McDonald's Global HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the McDonald's Global HQ Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the McDonald's Global HQ Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the McDonald's Global HQ Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the McDonald's Global HQ Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the McDonald's Global HQ Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Metro Crossing Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Metro Crossing Mortgage Loan prior to April 27, 2023, K-Star Asset Management LLC, as Special Servicer for the Metro Crossing Mortgage Loan on and after April 27, 2023, Wilmington Trust, National Association, as Trustee for the Metro Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Metro Crossing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Metro Crossing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Metro Crossing Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Metro Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Velocity Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Velocity Industrial Portfolio Mortgage Loan prior to April 27, 2023, K-Star Asset Management LLC, as Special Servicer for the Velocity Industrial Portfolio Mortgage Loan on and after April 27, 2023, Wilmington Trust, National Association, as Trustee for the Velocity Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Velocity Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Velocity Industrial Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Velocity Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Velocity Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Newport Pavilion Mortgage Loan, KeyBank National Association, as Special Servicer for the Newport Pavilion Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Newport Pavilion Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Newport Pavilion Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Newport Pavilion Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Newport Pavilion Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Newport Pavilion Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Raymour & Flanigan Campus Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Raymour & Flanigan Campus Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Raymour & Flanigan Campus Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Raymour & Flanigan Campus Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Raymour & Flanigan Campus Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Raymour & Flanigan Campus Mortgage Loan.

Dated: March 14, 2024

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)